Exhibit 99.1

PRESS RELEASE 14 February 2013 Brussels & Victor, NY 1 / 7

The enclosed information constitutes regulated information as defined in the Belgian Royal Decree of 14 November 2007 regarding the duties of issuers of financial instruments which have been admitted for trading on a regulated market.

Anheuser-Busch InBev and Constellation Brands Announce Revised Agreement for Complete Divestiture of U.S. Business of Grupo Modelo

AB InBev to sell Piedras Negras brewery and grant perpetual rights to Constellation for Corona and the Modelo brands in the U.S. for USD 2.9 billion

Constellation to acquire 50% of Crown it does not own for USD 1.85 billion

Terms and merits of combination between AB InBev and Grupo Modelo relating to global deal remain unchanged

AB InBev synergy projection revised to approximately

USD 1 billion from USD 600 million

Anheuser-Busch InBev (Euronext: ABI) (NYSE: BUD) and Constellation Brands, Inc. (NYSE: STZ, STZ.B) today announced a revised agreement that establishes Crown Imports as the #3 producer and marketer of beer in the U.S. through a complete divestiture of Grupo Modelo’s (BMV: GMODELOC) U.S. business. The transaction establishes Crown as a fully owned entity of Constellation, and provides Constellation with independent brewing operations, Modelo’s full profit stream from all U.S. sales, and rights in perpetuity to the Grupo Modelo brands distributed by Crown in the U.S.

As part of AB InBev’s acquisition of the 50% of Grupo Modelo it does not already own, AB InBev has agreed to sell Compañía Cervecera de Coahuila, Grupo Modelo’s state-of-the-art brewery in Piedras Negras, Mexico, and grant perpetual brand licenses to Constellation for USD 2.9 billion, subject to a post-closing adjustment. This price is based on an assumed 2012 EBITDA of USD 310 million earned from manufacturing and licensing the Modelo brands for sale by the Crown joint venture, with an implied multiple of approximately 9 times. The sale of the brewery, which is located near the Texas border, would ensure independence of supply for Crown and provides Constellation with complete control of the production of the Modelo brands for marketing and distribution in the U.S.

AB InBev and Constellation have agreed to a three-year transition services agreement to ensure the smooth transition of the operation of the world-class brewery, which is fully self-sufficient, utilizes top-of-the-line technology and was built to be readily expanded to increase production capacity. During this 3 year timeframe, Constellation plans to invest approximately USD 400 million to expand the Piedras Negras facility, which will then enable it to supply 100% of Crown’s needs for the U.S. marketplace. Today, Piedras Negras fulfills approximately 60% of Crown’s current demand.

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As previously announced on June 29, 2012, AB InBev has agreed to divest Grupo Modelo’s 50% stake in Crown, the joint venture between Modelo and Constellation, that currently imports and markets Modelo’s brands in the U.S., to Constellation. The transaction value remains USD 1.85 billion, providing Constellation 100% ownership and control of Crown.

Carlos Brito, Chief Executive Officer of AB InBev, commented, “The AB InBev and Grupo Modelo transaction has always been about Mexico and making Corona more global in all markets other than the U.S., where the brands will be owned and managed by Constellation. We are pleased to have reached this revised agreement that preserves the merits of the Grupo Modelo transaction while allowing us to move expeditiously to the Modelo integration process and the capture of approximately USD 1 billion of synergies, up from our original estimate of USD 600 million.”

Rob Sands, President and Chief Executive Officer of Constellation Brands, said, “The revised agreement with AB InBev will make Constellation’s Crown beer division a fully independent competitor and the third largest producer and marketer in the U.S. beer industry. This is a transformational acquisition for our company as we will hold perpetual rights to Corona and the Modelo brands distributed by Crown in the U.S. We will have autonomous control of production, distribution, marketing and promotion of these brands in the U.S. Bill Hackett, President of Crown, and his management team have decades of experience in the beer industry with the iconic Modelo brands. I am confident that all Constellation and Crown stakeholders, including our valued wholesalers, shareholders and employees will see the benefits of this amended agreement.”

Constellation’s Financing Arrangements

The combined purchase price for the remaining 50% interest in Crown and the Piedras Negras brewery and the perpetual brand licenses is approximately USD 4.75 billion, subject to a post-closing adjustment. Constellation has fully committed bridge financing in place to complete these acquisition activities. Permanent financing is expected to consist of a combination of senior notes and term loans, with the remainder of the funding coming from the company’s existing revolving credit facility, accounts receivable securitization facility and available cash.

“Upon closing, this combined transaction is expected to increase Constellation’s debt to comparable basis EBITDA leverage to between 5 and 5.5 times when factoring in a full year of the additional Crown, brewery and brand EBITDA,” said Bob Ryder, Chief Financial Officer of Constellation Brands. “After funding this transformational transaction and planned capacity expansion for the brewery, the company expects to utilize its strong free cash flow to delever into its targeted 3 to 4 times leverage range as soon as possible.”

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Crown as a Stronger Independent Competitor

Under the revised agreement, Crown would be a fully independent competitor in the U.S. with a Constellation owned state-of-the-art brewery fully supporting its growth. Constellation would also be granted an exclusive perpetual brand license for the import and distribution of Corona and the Modelo brands it currently sells, and the freedom to develop brand extensions and innovations in the U.S. Under the previous agreement announced in June 2012, AB InBev had the right, exercisable every 10 years, but not the obligation, to terminate the importer agreement with Crown. That provision has been removed in the revised agreement.

We believe this revised agreement addresses all of the concerns raised by the U.S. Department of Justice in its lawsuit, leaving no doubt about Constellation’s Crown beer division’s complete independence and ability to compete.

Acquisition of Piedras Negras Brewery Provides Supply Independence for Crown

Constellation’s purchase of the Piedras Negras brewery provides it with complete control over production of Corona and the Modelo brands sold in the U.S. The brewery benefits from its proximity to the U.S., as well as a continuous, high quality water supply from a mountain aquifer. The approximately 600 employees at the Piedras Negras facility will continue to be employed at the brewery by their current employer.

The brewery currently produces Corona, Corona Light and Modelo Especial. The first phase of construction was completed in 2010 and the brewery is designed to be efficiently expanded up to 30 million HL. AB InBev and Constellation have entered into a three-year interim supply agreement for beer production to ensure full supply to U.S. consumers and a smooth, operational transition in Piedras Negras for workers and suppliers.

Terms and Merits of Combination between AB InBev and Grupo Modelo Remain Unchanged

The sale of Grupo Modelo’s 50% stake in Crown is related to an agreement between AB InBev and Modelo, under which AB InBev will acquire the remaining stake in Modelo that it does not already own for USD 9.15 per share in cash, plus the acquisition of a glass supplier, in a transaction valued at USD 20.1 billion. These terms between AB InBev and Modelo remain unchanged.

The combination is a natural next step given the long and successful partnership dating back more than 20 years between AB InBev and Grupo Modelo, and would create a significant growth opportunity worldwide from combining two leading brand portfolios and distribution networks. This combination is driven by the growth potential of Modelo brands in Mexico as well as worldwide outside the U.S., and the opportunities to introduce additional AB InBev brands in Mexico through Modelo’s distribution network. The Piedras Negras brewery supplies the U.S. exclusively, and its sale would not impact the growth of Modelo brands in Mexico or worldwide outside the U.S.

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Since announcing the combination between AB InBev and Modelo, AB InBev has been working on integration planning and reviewing initial synergy forecasts. Based on a more detailed and thorough analysis, AB InBev believes annual synergies will be approximately USD 1 billion, up from the original forecast of USD 600 million estimated when the transaction was announced.

Next Steps

AB InBev’s combination with Grupo Modelo remains subject to the existing challenge by the U.S. Department of Justice. The revised agreement with Constellation remains conditioned on the completion of the Modelo transaction, as well as regulatory approvals in the U.S. and Mexico and other customary closing conditions.

French and Dutch versions of this release will be available at www.ab-inbev.com

8:30 a.m. EST: Investor and Analyst Webcast – AB InBev

There will be a webcast for the investment community hosted by Chief Executive Officer Carlos Brito and Chief Financial Officer Felipe Dutra on Thursday, February 14, 2013 at 8:30 a.m. EST / 2:30 p.m. CET.

To register for the live listen-only webcast click here http://www.media-server.com/m/p/de7gaqw7

Investors and analysts who wish to ask questions during the Q&A portion of the call should join by dialing 1-866-713-8566 (from the U.S.) or +1-617-597-5325 (international) and reference passcode 33834365.

A replay of the webcast will be also be archived on the investor relations section of www.ab-inbev.com.

10:30 a.m. EST: Investor and Analyst Webcast – Constellation

A conference call to discuss the transaction discussed in this news release, will be hosted by President and Chief Executive Officer Rob Sands and Executive Vice President and Chief Financial Officer Bob Ryder on Thursday, February 14, 2013 at 10:30 a.m. EST / 4:30 p.m. CET.

The conference call can be accessed by dialing +973-935-8505 beginning 10 minutes prior to the start of the call. A live listen-only webcast of the conference call, together with a copy of this news release (including the attachments) and other financial information that may be discussed during the call will be available on the Internet at the company’s website: www.cbrands.com under “Investors,” prior to the call.

Transaction Website www.globalbeerleader.com

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Disclaimers

Constellation Brands

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The words “expect,” “anticipate,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Those statements may relate to Constellation Brands’ business strategy, future operations, prospects, plans and objectives of management, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the forward-looking statements. All forward-looking statements speak only as of the date of this news release. Constellation Brands undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

The forward-looking statements are based on management’s current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, merger or any other business combination, divestiture, restructuring or other strategic business realignments, financing or share repurchase that may be completed after the date of this release. The forward-looking statements should not be construed in any manner as a guarantee that such results will in fact occur. The transaction between Constellation Brands and Anheuser-Busch InBev SA/NV regarding the purchase by Constellation Brands of the 50% portion of Crown Imports LLC which Constellation Brands does not already own (the “Crown Acquisition”) and the transaction between Constellation Brands and Anheuser-Busch InBev SA/NV regarding the purchase by Constellation Brands of the Piedras Negras Brewery (the “Brewery Acquisition”) are subject to the satisfaction of certain closing conditions, including receipt of necessary regulatory approvals and the consummation of certain transactions between Anheuser-Busch InBev SA/NV and Grupo Modelo, S.A.B. de C.V., and certain of its affiliates (the “Modelo Transaction”). There can be no assurance the Modelo Transaction, the Crown Acquisition or the Brewery Acquisition will occur or will occur on the timetable contemplated hereby. The availability of financing under the company’s senior credit facility is subject to satisfaction of the terms and conditions contained in the underlying documents.

In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of the company contained in this news release are subject to a number of risks and uncertainties, including:

•	completion of the Modelo Transaction, the Crown Acquisition and the Brewery Acquisition and associated expansion on the expected terms;

•	the availability of financing for the Crown Acquisition and the Brewery Acquisition and associated expansion under the expected terms;

•	the accuracy of supply projections regarding the Brewery Acquisition;

•	raw material and water supply, production or shipment difficulties could adversely affect Crown Imports’ ability to supply its customers;

•	the accuracy of all projections which are expected to impact the company’s financial profile;

•	the exact elements and sources of permanent financing for the Crown Acquisition and the Brewery Acquisition and associated expansion will depend upon market conditions;

•

ability to achieve expected and target debt leverage ratios due to different financial results from those anticipated and the timeframe in which the target debt leverage ratio will be achieved will depend upon actual financial performance;

•

increased competitive activities in the form of pricing, advertising and promotions could adversely impact consumer demand for the company’s products and/or result in lower than expected sales or higher than expected expenses;

•

general economic, geo-political and regulatory conditions, prolonged downturn in the economic markets in the U.S. and in the company’s major markets outside of the U.S., continuing instability in world financial markets, or unanticipated environmental liabilities and costs; and

•

other factors and uncertainties disclosed in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended Feb. 29, 2012, as supplemented by the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2012, which could cause actual future performance to differ from current expectations.

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Anheuser-Busch InBev

This release contains certain forward-looking statements reflecting the current views of the management of AB InBev with respect to, among other things, the proposed transaction described herein as well as AB InBev’s strategic objectives, business prospects, future financial condition, budgets, projected levels of production, projected costs and projected levels of revenues and profits, and the synergies it is able to achieve. These statements involve risks and uncertainties. The ability of AB InBev to achieve these objectives and targets or to consummate the proposed transaction is dependent on many factors some of which may be outside of management’s control. In some cases, words such as “believe”, “intend”, “expect”, “anticipate”, “plan”, “target”, “will” and similar expressions to identify forward-looking statements are used. All statements other than statements of historical facts are forward-looking statements. You should not place undue reliance on these forward-looking statements. By their nature, forward-looking statements involve risk and uncertainty because they reflect AB InBev’s current expectations and assumptions as to future events and circumstances that may not prove accurate. The actual results could differ materially from those anticipated in the forward-looking statements for many reasons including the risks described under Item 3.D of AB InBev’s annual report on Form 20-F filed with the US Securities and Exchange Commission on 13 April 2012, as well as risks associated with the proposed transaction, including uncertainty as whether AB InBev will be able to consummate the transaction on the terms described in this document or in the definitive agreements, the ability to obtain necessary governmental approvals, the availability of financing for the transaction and the ability to consummate the financing on the currently anticipated terms, the ability to realize the anticipated benefits of transaction, including as a result of a delay in completing the transaction or difficulty in integrating the businesses of the companies involved, and the amount and timing of any costs savings and operating synergies. AB InBev cannot assure you that the proposed transaction or the future results, level of activity, performance or achievements of AB InBev will meet the expectations reflected in the forward-looking statements. Moreover, neither AB InBev nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Unless AB InBev is required by law to update these statements, AB InBev will not necessarily update any of these statements after the date hereof, either to confirm the actual results or to report a change in its expectations.

Constellation Contacts:
Media	Investors
Angela Howard Blackwell Tel: +1-585-678-7141	Patty Yahn-Urlaub Tel: +1- 585-678-7483
Cheryl Gossin Tel: +1-585-678-7191	Bob Czudak Tel: +1- 585-678-7170

Anheuser-Busch InBev Contacts:
Media	Investors
Marianne Amssoms Tel: +1-212-573-9281 E-mail: marianne.amssoms@ab-inbev.com	Graham Staley Tel: +1-212-573-4365 E-mail: graham.staley@ab-inbev.com
Karen Couck Tel: +32-16-27-69-65 E-mail: karen.couck@ab-inbev.com	Thelke Gerdes Tel: +32-16-27-68-88 E-mail: thelke.gerdes@ab-inbev.com
Laura Vallis Tel: +1-212-573-9283 E-mail: laura.vallis@ab-inbev.com	Christina Caspersen Tel: +1-212-573-4376 E-mail: christina.caspersen@ab-inbev.com
Steve Lipin / Stan Neve, Brunswick Group Tel: +1-212-333-3810

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About Constellation Brands

Constellation Brands is the world’s leading premium wine company that achieves success through an unmatched knowledge of wine consumers, storied brands that suit varied lives and tastes, and more than 4,400 talented employees worldwide. With a broad portfolio of widely admired premium products across the wine, beer and spirits categories, Constellation’s brand portfolio includes Robert Mondavi, Clos du Bois, Kim Crawford, Inniskillin, Franciscan Estate, Mark West, Ruffino, Simi, Estancia, Corona Extra, Black Velvet Canadian Whisky and SVEDKA Vodka.

Constellation Brands (NYSE: STZ and STZ.B) is a S&P 500 Index and Fortune 1000® company with more than 100 brands in our portfolio, sales in about 100 countries and operations in approximately 40 facilities. The company believes that industry leadership involves a commitment to our brands, to the trade, to the land, to investors and to different people around the world who turn to our products when celebrating big moments or enjoying quiet ones. We express this commitment through our vision: to elevate life with every glass raised. To learn more about Constellation, visit the company’s website at www.cbrands.com.

About Anheuser-Busch InBev

Anheuser-Busch InBev is a publicly traded company (Euronext: ABI) based in Leuven, Belgium, with an American Depositary Receipt secondary listing on the New York Stock Exchange (NYSE: BUD). It is the leading global brewer and one of the world’s top five consumer products companies. Beer, the original social network, has been bringing people together for thousands of years and our portfolio of well over 200 beer brands continues to forge strong connections with consumers. We invest the majority of our brand-building resources on our Focus Brands - those with the greatest growth potential such as global brands Budweiser®, Stella Artois® and Beck’s®, alongside Leffe®, Hoegaarden®, Bud Light®, Skol®, Brahma®, Antarctica®, Quilmes®, Michelob Ultra®, Harbin®, Sedrin®, Klinskoye®, Sibirskaya Korona®, Chernigivske®, Hasseröder® and Jupiler®. In addition, the company owns a 50 percent equity interest in the operating subsidiary of Grupo Modelo, Mexico’s leading brewer and owner of the global Corona® brand. AB InBev’s dedication to heritage and quality originates from the Den Hoorn brewery in Leuven, Belgium dating back to 1366 and the pioneering spirit of the Anheuser & Co brewery, with origins in St. Louis, USA since 1852. Geographically diversified with a balanced exposure to developed and developing markets, AB InBev leverages the collective strengths of its approximately 116,000 employees based in operations in 23 countries worldwide. In 2011, AB InBev realized 39.0 billion US dollar revenue. The company strives to be the Best Beer Company in a Better World. For more information, please visit: www.ab-inbev.com.